Exhibit 99.1
FOR FURTHER INFORMATION:

FOR INVESTORS:	FOR MEDIA:
Richard R. Sawyer	Tina M. Farrington
Chief Financial Officer	Chief Operating Officer
260-427-7150	260-427-7155
rick.sawyer@towerbank.net	tina.farrington@towerbank.net

TOWER FINANCIAL CORPORATION NAMES KEITH BUSSE AS CHAIRMAN:

FORT WAYNE, INDIANA – December 17, 2009 – Tower Financial Corporation (NASDAQ: TOFC) today announced that its Board of Directors has appointed Keith E. Busse as Chairman, effective January 1, 2010. The current Chairman of the Board, Donald F. Schenkel, will retire as chairman as of the end of the year, but will continue to serve as a board member through his current term, which expires in 2011.

“As we have previously noted, I have been transitioning my role at Tower over the past several years, to ensure that we maintain continuity of leadership and dedication to our mission. With the exceptional leadership from our Board of Directors, our senior management team, and all of our employees, I remain confident that the Company is in capable hands, so it’s time for me to take the next step in the transition process and actively pursue my retirement plans with family, friends, and long time business associates. I do look forward to continuing my work with Tower as an active presence on our board.” stated Schenkel.

“Don was the man the Board of Directors chose to open Tower’s doors and make it an active, positive financial force in our community. We are grateful for his hard work and leadership. We look forward to Don’s continued presence as a board member, and we are happy that Don and his family can begin enjoying his retirement.  As a long time fellow board member, large investor, and believer in the need for a strong community bank, I look forward to working with our board, our senior management team, and all our team members in steering the company and our customers through these difficult economic times. We remain completely dedicated to fulfilling the mission for Tower to our team members, customers, community, and shareholders.” said Keith Busse.

ABOUT THE COMPANY
Headquartered in Fort Wayne, Indiana, Tower Financial Corporation is a financial services holding company with one subsidiary: Tower Bank & Trust Company, a community bank headquartered in Fort Wayne. Tower Bank provides a wide variety of financial services to businesses and consumers through its six full-service financial centers in Fort Wayne, and one in Warsaw, Indiana. Tower Bank has a wholly-owned subsidiary, Tower Trust Company, which is a state-chartered wealth services firm doing business as Tower Private Advisors. Tower Financial Corporation's common stock is listed on the NASDAQ Global Market under the symbol "TOFC." For further information, visit Tower's web site at www.towerbank.net

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank.

These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in banking regulation; governmental and regulatory policy changes; changes in the national and local economy; changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in tax laws; changes in prices; the impact of technological advances; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in local real estate values; and other factors, including various risk factors identified and described in the Corporation’s Annual Report on Form 10-K, quarterly reports of Form 10-Q and in other periodic reports we file from time to time with the Securities and Exchange Commission. These reports are available on the Commission’s website at www.sec.gov, as well as on our website at www.towerbank.net
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